Exhibit 99.5

Citigroup Inc.
Japanese Yen Bonds—13th Series (2003)

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Japanese Yen
3.	Nominal Amount:	10,000,000,000 Yen
4.	Specified Denominations:	100,000,000 Yen
5.	Issue Date:	June 4, 2003
6.	Issue Price:	100% of the Nominal Amount
7.	Maturity Date:	June 2, 2023
8.	Interest Basis:	Fixed rate of interest from, and including, June 5, 2003 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	None
12.	Form of Bonds:	Bearer
PROVISIONS RELATING TO INTEREST
13.	Fixed Rate Note Provisions:	Applicable
	Rate of Interest:	1.46% per annum, payable semi-annually in arrears
	(i) Interest Payment Dates:	June 4 and December 4 in each year and on the Maturity Date (short last coupon), subject to following Business Day convention.
	(ii) Day Count Fraction:	30/360 (equal semi-annual payments); Actual/365 in the event of any period of less than a full semi-annual period
	(iii) Business Days:	Tokyo
PROVISIONS RELATING TO REDEMPTION
14.	Final Redemption Amount:	Par
15.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
DISTRIBUTION
16.	TEFRA:	D Rules applicable